                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   Midas, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] MIDAS

                                  Midas, Inc.
              1300 Arlington Heights Road, Itasca, Illinois 60143

                                                                 March 28, 2002

Dear Shareholder:

    It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Thursday, May 9, 2002, at 11:00 a.m., local time, at the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois.

    At the annual meeting, we will ask you to consider and vote upon the election of two directors, the approval of the Midas, Inc. Directors' Deferred Compensation Plan and a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas' performance and respond to your questions.

    The formal notice of annual meeting and the proxy statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the annual meeting, you may vote your shares via the toll-free telephone number or via the internet or you may complete, sign and date our enclosed proxy card and return it in the enclosed, postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card and in the attached proxy statement. If you attend the annual meeting and prefer to vote in person, you may do so.

    We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Wendel H. Province

                                                   Wendel H. Province
                                                      Chairman and
                                                 Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OF MIDAS, INC.

Date:         Thursday, May 9, 2002

Time:        11:00 a.m., local time

Place:        O'Hare Hilton Hotel
            O'Hare International Airport
             Chicago, Illinois 60666

Purposes:

 . To elect two directors to terms of office expiring at the 2005 Annual
       Meeting of Shareholders;

 . To consider a proposal to approve the Midas, Inc. Directors' Deferred
       Compensation Plan;

 . To consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 28, 2002; and

 . To transact any other business if properly raised.

Record Date:   The close of business on March 22, 2002.

    The matters to be acted upon at the annual meeting are described in the accompanying proxy statement.

                                    By Order of the Board of Directors
                                    Alvin K. Marr
                                    Corporate Secretary

Chicago, Illinois
March 28, 2002
NOTE: In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the internet or complete, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope, even if you plan to attend the annual meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

                               TABLE OF CONTENTS

 MIDAS, INC...............................................................  1

 THE ANNUAL MEETING.......................................................  1
    Attending the Annual Meeting..........................................  1
    This Proxy Statement..................................................  1
    Matters to be Considered..............................................  1
    Street Name Holders and Record Holders................................  1
    How Record Holders Vote...............................................  2
    Employees Who are Shareholders........................................  2
    Quorum Requirement....................................................  2
    Non-Votes.............................................................  2
    The Vote Necessary for Action to be Taken.............................  3
    Revocation of Proxies.................................................  3
    Other Matters.........................................................  3

 PROPOSAL 1:  ELECTION OF DIRECTORS.......................................  4
    Meetings and Committees of the Board..................................  6
    Compensation of Directors.............................................  7

 PROPOSAL 2:  APPROVAL OF THE MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION
   PLAN...................................................................  7

 PROPOSAL 3:  APPOINTMENT OF INDEPENDENT AUDITORS.........................  8

 PRINCIPAL ACCOUNTING FIRM FEES...........................................  8

 REPORT OF THE AUDIT AND FINANCE COMMITTEE................................  9

 BENEFICIAL OWNERSHIP OF COMMON STOCK..................................... 10
    Section 16(a) Beneficial Ownership Reporting Compliance............... 11

 EXECUTIVE COMPENSATION AND OTHER INFORMATION............................. 12
    Summary Compensation Table............................................ 12
    Option Grants in Fiscal 2001.......................................... 13
    Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values..... 14
    Pension Plans......................................................... 14
    Change in Control and Other Agreements with Named Executive Officers.. 15
    Certain Relationships and Related Party Transactions.................. 15
    Indebtedness of Management............................................ 16

 REPORT OF THE COMPENSATION COMMITTEE..................................... 16

 PERFORMANCE GRAPH........................................................ 19

 SHAREHOLDER PROPOSALS.................................................... 19

 GENERAL.................................................................. 20

                                  MIDAS, INC.

   Our principal executive office is located at 1300 Arlington Heights Road, Itasca, Illinois 60143. Our telephone number is (630) 438-3000. Our website is located at www.midas.com.

                              THE ANNUAL MEETING

Attending the Annual Meeting

   Our annual meeting will be held on Thursday, May 9, 2002 at 11:00 a.m., local time, at the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois. If you plan to attend the annual meeting, please check the box on our proxy card.

This Proxy Statement

   We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. If you own common stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under ''Street Name Holders and Record Holders'' and ''How Record Holders Vote.''

   On March 28, 2002 we began mailing these proxy materials to all shareholders of record at the close of business on March 22, 2002. On the record date, there were 14,964,050 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted to shareholders at the annual meeting.

Matters to be Considered

   At the annual meeting, shareholders will:

   . Elect two directors to terms of office expiring at the 2005 Annual Meeting of Shareholders;

   . Consider a proposal to approve the Midas, Inc. Directors' Deferred
     Compensation Plan;

   . Consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 28, 2002; and

   . Transact any other business if properly raised.

Street Name Holders and Record Holders

   If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in ''street name'' and you, as the beneficial owner of those shares, do not appear in Midas' stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own common stock in street name and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker's proxy card and bring it to the annual meeting.

   If you are the registered holder of shares, you are the record holder of those shares and you should vote your shares as described below under ''How Record Holders Vote.''

How Record Holders Vote

   You can vote in person at the annual meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

   There are three ways to vote by proxy:

   . By telephone--You can vote by touch tone telephone by calling toll-free
     1-877-779-8683, 24 hours a day, 7 days a week, and following the instructions on our proxy card;

   . By internet--You can vote by internet by going to the website http://www.eproxyvote.com/mds and following the instructions on our proxy card; or

   . By mail--You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

   By giving us your proxy, you are authorizing the individuals named on our proxy card (the proxies) to vote your shares in the manner you indicate. You may (i) vote for the election of both of our director nominees, (ii) withhold authority to vote for both of our director nominees or (iii) vote for the election of one of our director nominees and withhold authority to vote for our other nominee by so indicating on the proxy card. You may vote ''FOR'' or ''AGAINST'' or ''ABSTAIN'' from voting on the proposal to approve the Midas, Inc. Directors' Deferred Compensation Plan. You may also vote ''FOR'' or ''AGAINST'' or ''ABSTAIN'' from voting on the proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas.

   If you sign and return our proxy card without indicating your instructions, your shares will be voted FOR:

   . The election of our two director nominees;

   . Approval of the Midas, Inc. Directors' Deferred Compensation Plan; and

   . Ratification of the appointment of KPMG LLP as the independent auditors of Midas.

Employees Who are Shareholders

   If you are one of our many employees who participates in the Midas common stock fund under Midas' Retirement Savings Plan (the ''Savings Plan''), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

Quorum Requirement

   A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the annual meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the annual meeting. Abstentions are counted as present, and non-votes, which are discussed in the next section, may be counted as present, to establish a quorum.

Non-Votes

   Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your shares that you specifically indicate you are not voting as to one or more proposals will not be counted as present at the annual meeting as to those proposals, but will be considered present at the annual meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If a quorum is present, your unvoted shares as to the election of directors or another proposal will not affect the outcome of the election of directors or whether that proposal is approved or rejected.

   If you own shares through a broker and do not vote, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called ''broker non-votes.'' If a quorum is present, broker non-votes as to a proposal will not affect whether that proposal is approved or rejected.

The Vote Necessary for Action to be Taken

   If a quorum is present at the annual meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

   If a quorum is present, approval of the Midas, Inc. Directors' Deferred Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Accordingly, abstentions with respect to the proposal will be treated as votes against that proposal. Non-votes with respect to the proposal will not affect whether that proposal is approved or rejected.

   If a quorum is present, ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Accordingly, abstentions with respect to the proposal will be treated as votes against that proposal. Non-votes with respect to the proposal will not affect whether that proposal is approved or rejected.

Revocation of Proxies

   If you are a registered holder of common stock, you may revoke your proxy by giving written revocation to Midas' Corporate Secretary at any time before your proxy is voted by executing a later-dated proxy card (including an internet or telephone vote) or by attending the annual meeting and voting your shares in person. If your shares are held by a broker, you must contact your broker to revoke your proxy.

Other Matters

   The Board does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our By-laws, generally no business besides the proposals discussed in this proxy statement may be transacted at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees.

   The terms of Thomas L. Bindley and Robert R. Schoeberl expire at the 2002 annual meeting. Messrs. Bindley and Schoeberl are now directors of Midas. If either nominee fails to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

   The following sets forth information as to each nominee for election at the annual meeting and each director continuing in office.

Nominees for election at the annual meeting to terms expiring in 2005:

                    Director
       Name          Since   Age                  Principal Occupation and Directorships
       ----         -------- ---                  --------------------------------------
Thomas L. Bindley     1998   58  Mr. Bindley is President of Bindley Capital Corporation, a private investment and consulting firm, which he founded in 1998. From 1992 to 1998, Mr. Bindley served as Executive Vice President and Chief
                                 Financial Officer of Whitman Corporation (now called PepsiAmericas,
                                 Inc.). Prior to joining Whitman, Mr. Bindley served in a similar capacity with Square D Company from 1986 to 1991. During the previous eight years, he held several executive positions with McGraw
                                 Edison Company, including Senior Vice President--Finance and Vice
                                 President and Treasurer. Mr. Bindley is a director of the Lincoln
                                 National Income Fund, Inc., and the Lincoln National Convertible
                                 Securities Fund, Inc. He also serves as a director of Junior Achievement of Chicago and as a member of the Board of Advisors of the
                                 McDonough School of Business at Georgetown University. Mr.
                                 Bindley received his undergraduate degree from Georgetown
                                 University in 1965 and an MBA degree from the Harvard Business
                                 School in 1969.

Robert R. Schoeberl   1998   66  Mr. Schoeberl retired in 1994 as Executive Vice President and Member of the Executive Committee of Montgomery Ward, a mass retailer of consumer products. He was Senior Vice President of Sales and
                                 Marketing at GNB Automotive Batteries from 1982 to 1985. Mr.
                                 Schoeberl serves as a director of Tire & Battery Corporation and Lund
                                 Industries. He is a member of the Board of Trustees at Mount Mercy
                                 College and the Automotive Foundation.

The Board of Directors recommends a vote FOR each of our nominees for director.

Directors whose present terms continue until 2003:

                     Director
        Name          Since   Age                  Principal Occupation and Directorships
        ----         -------- ---                  --------------------------------------
Herbert M. Baum        1998   65  Mr. Baum is Chairman, President and Chief Executive Officer of The
                                  Dial Corporation, a manufacturer, distributor and marketer of consumer household products. Prior to joining Dial in 2000, Mr. Baum was
                                  President and Chief Operating Officer of Hasbro, Inc. from 1999 to
                                  2000. Mr. Baum was Chairman and Chief Executive Officer of Quaker
                                  State Corporation from 1993 to 1999. He was employed by Campbell
                                  Soup Company from 1978 to 1993, where he served in various positions, including Executive Vice President and President, Campbell
                                  North/South America. Mr. Baum also serves as a director of Action
                                  Performance Companies Inc., The Dial Corporation, Fleming
                                  Companies, Inc., Meredith Corporation and PepsiAmericas, Inc. He is
                                  past Chairman of the Association of National Advertisers. Mr. Baum
                                  earned his BA degree in Business Administration from Drake
                                  University in 1958.

Jarobin Gilbert, Jr.   1998   56  Mr. Gilbert is President and Chief Executive Officer of DBSS Group,
                                  Inc., a management, planning and international trade advisory firm. He is a director of PepsiAmericas, Inc. and Footlocker, Inc. He also serves on the Board of Directors of the American Council on Germany and the
                                  Harlem Partnership. He is a permanent member of the Council on
                                  Foreign Relations.

Directors whose present terms continue until 2004:

                   Director
       Name         Since   Age                 Principal Occupation and Directorships
       ----        -------- ---                 --------------------------------------
Archie R. Dykes      1998   71  Dr. Dykes is Senior Chairman of the Board of Directors of
                                PepsiAmericas, Inc., a producer and distributor of Pepsi-Cola brand products and a variety of non-alcoholic beverages. He also serves as
                                Chairman of Capital City Holdings, Inc., Nashville, Tennessee, a
                                venture capital organization. Dr. Dykes served as Chairman and Chief
                                Executive Officer of the Security Benefit Group of Companies from
                                1980 through 1987. He served as Chancellor of the University of
                                Kansas from 1973 to 1980. Before that he was Chancellor of the
                                University of Tennessee. Dr. Dykes is a director of Fleming
                                Companies, Inc., PepsiAmericas, Inc. and the Employment
                                Corporation. He is also a member of the Board of Trustees of the
                                Kansas University Endowment Association and the William Allen
                                White Foundation. He formerly served as Vice Chairman of the
                                Commission on the Operation of the United States Senate and as a
                                member of the Executive Committee of the Association of American
                                Universities.

Wendel H. Province   1998   54  Mr. Province has served as Chairman and Chief Executive Officer of
                                Midas since January 1998. He joined The Pep Boys--Manny, Moe &
                                Jack in 1989 as Senior Vice President of Merchandising, eventually becoming Executive Vice President and Chief Operating Officer of Pep
                                Boys. Mr. Province's entire career has been in the automotive service industry, having previously served as Senior Vice President of Whitlock
                                Corporation and Vice President of AutoZone, Inc.

Meetings and Committees of the Board

   The Board is responsible for the management of Midas. The Board meets on a regular basis to review Midas' operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

   The Board met seven times in 2001. Each director attended at least 75% of the meetings of the Board and the Committees on which that director served.

   To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Board has established an Executive Committee, Audit and Finance Committee and Compensation Committee. None of the members of the Audit and Finance Committee or Compensation Committee is, or has been, an employee of Midas. The following table sets forth the membership of each Committee.

                                            Audit and
                                  Executive  Finance  Compensation
             Name                 Committee Committee  Committee
             ----                 --------- --------- ------------
             Herbert M. Baum.....                          X
             Thomas L. Bindley...     X         X
             Archie R. Dykes.....                          X*
             Jarobin Gilbert, Jr.               X*         X
             Wendel H. Province..     X*
             Robert R. Schoeberl.     X         X

--------
      * Chairperson

   The Executive Committee acts, except as limited by applicable law, in lieu of the full Board between meetings of the Board. The Committee met one time in 2001.

   The Audit and Finance Committee reviews the audit report of Midas as prepared by its independent auditors, recommends the selection of independent auditors each year and reviews audit and any non-audit fees paid to the independent auditors of Midas. The Committee has the ultimate authority to select and evaluate the Company's outside auditors or any outside firm performing internal audit functions. The Committee reviews Midas' internal audit reports, Annual Report, Form 10-K and Proxy Statement and reports its findings and recommendations to the Board for appropriate action. The Committee also supervises the financial affairs of Midas and receives and reviews reports of the Financial Committee of the Midas Employee Benefit Trust. Under the rules of the New York Stock Exchange, all of the members of the Audit and Finance Committee are independent. The Board of Directors has approved and adopted a written Audit and Finance Committee Charter. The Committee met four times in 2001.

   The Compensation Committee is responsible for supervising the compensation policies of Midas, administering employee incentive plans, reviewing officers' salaries, approving significant changes in salaried employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Committee met four times in 2001.

   The Board of Directors is responsible for considering nominations of prospective Board members. The Board will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Board appropriate data with respect to the suggested candidate, provided that nominations by shareholders must be made in accordance with the By-Laws. See ''Shareholder Proposals.''

Compensation of Directors

   Directors who are not employees of Midas receive an annual retainer of $25,000, plus $1,000 for each meeting of the Board and $1,000 for each Board Committee meeting attended. The Chairperson of each Board Committee is paid an additional $3,000 annual retainer. In 2001, each of these directors was granted one ten-year option to purchase 2,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. These options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or, in certain cases, will be settled in cash by Midas.

                                  PROPOSAL 2

       APPROVAL OF THE MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION PLAN

   On November 8, 2001, the Board of Directors adopted the Midas, Inc. Directors' Deferred Compensation Plan (the "Plan"), subject to approval by the shareholders at the annual meeting. The purpose of the Plan is to attract and retain well-qualified persons to serve as non-officer directors of Midas and to closely align the interests of directors with those of shareholders. The Plan, if approved by the shareholders, permits non-officer directors of Midas to elect (i) to have all or a portion of his or her Board and Board Committee annual retainer and meeting attendance fees from Midas ("Fees") paid in the form of shares of common stock of Midas, (ii) to defer receipt of all or a portion of his or her Fees, and/or (iii) to receive all Fees in cash on a current basis.

   In the event that a participating director elects to have Fees paid in the form of common stock, the number of shares to be issued to the director shall be determined by dividing (a) the dollar amount of the Fees subject to the election by (b) the closing price of the common stock of Midas on the New York Stock Exchange on the date that the Fees would have otherwise been paid (the "Market Value"). Such shares of common stock shall be issued to the director as soon as practicable following the date on which the Fees subject to the election would have otherwise been paid.

   Participating directors electing to defer their receipt of Fees must make such election prior to the first day of each fiscal year pursuant to a deferral election form. In such event, Midas shall establish one or more plan year accounts on its books to record the director's elected annual deferrals, which shall be credited in the form of cash units and/or share units (as directed in advance by the director on the deferral election form). Such credit shall be made on the date on which the Fees would have otherwise been paid absent the deferral election, and the method of computing the conversion of Fees to shares of common stock shall be the same as provided above. Each plan year account that holds share units shall be adjusted appropriately for dividends on the common stock as of the dividend payment date, which adjustment shall be in the form of additional share units determined by multiplying the number of units then credited to the plan year account by the ratio of the dollar amount of the dividend per share over the then current Market Value of the common stock. Each plan year account that holds share units will also be adjusted appropriately to account for any stock dividends, splits, combinations or other changes in the common stock that may occur. Furthermore, each plan year account that holds cash units shall accrue interest compounded monthly based on the prime commercial lending rate as quoted in the Midwest Edition of The Wall Street Journal as of the first business day of each month.

   Payments from each plan year account shall be made in accordance with a payment election form to be executed by the participating director at the same time that he or she executes the deferral election form. Share units shall be paid only in shares of common stock of Midas (with any fractional share paid in cash), and cash units shall be paid only in an equivalent amount of cash. Payments from an account can be no earlier than two (2) calendar years from the last day of the plan year for which deferrals are made to the account. A participating director may elect to have payments made in a single lump-sum payment or up to a maximum of ten (10) substantially equal annual installments. A participating director may delay a payment commencement date by submitting a new payment election form at least thirteen (13) months prior to the scheduled payment date.

However, the new payment commencement date may not be less than twenty-four
(24) months following the date that the new payment election form is submitted. Notwithstanding any previous payment election made, the aggregate balance of the participating director's plan year accounts shall be paid in a single lump-sum payment as soon as practicable following any termination of his or her directorship.

   The Board shall designate a non-director officer of Midas to act as the administrator of the Plan. The obligation of Midas to make payments of amounts credited to a participating director's plan year accounts shall be general unsecured obligations of Midas, and, as such, the participating director's relationship to Midas under the Plan shall be only that of a general unsecured creditor.

   The aggregate number of shares of common stock of Midas that may be issued under the Plan shall not exceed one hundred thousand (100,000), which number shall be appropriately adjusted for any stock dividends, splits, combinations or other changes in the common stock (including pursuant to any merger, acquisition or other transaction). The Plan may only be amended or terminated by the Board, except that the aggregate number of shares that may be issued pursuant to the Plan may not be increased without shareholder approval.

   The Plan is intended to operate in full compliance with the insider trading liability rules under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). The Plan administrator will administer the Plan in a manner such that transactions under the Plan will be in compliance with Section 16 of the 1934 Act and shall have the right to restrict any transaction or impose other rules or requirements to the extent he or she deems necessary or desirable for that compliance.

   The Board of Directors recommends a vote FOR the approval of the Midas, Inc. Directors' Deferred Compensation Plan.

                                  PROPOSAL 3

                      APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending December 28, 2002. KPMG LLP has been the independent auditors of Midas for more than 20 years. We expect that a representative of KPMG LLP will attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

   The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 28, 2002.

                        PRINCIPAL ACCOUNTING FIRM FEES

   The following table sets forth the aggregate fees billed to Midas for the fiscal year ended December 29, 2001 by the Company's principal accounting firm, KPMG LLP:

     Audit fees, excluding audit related fees.................... $272,000
     Financial information systems design and implementation fees        0
     All other fees (a).......................................... $219,000
                                                                  --------
                                                                  $491,000

--------
(a) Includes tax consulting fees of $35,000, permitted internal audit outsourcing fees of $150,000, and other non-audit services fees of $34,000.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE

   In accordance with its charter, which was adopted by the Board of Directors in September 1998, the Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company's accounting policies and practices, financial reporting, independent accountants and internal auditors. The Committee met four times in 2001.

   The Audit and Finance Committee consists of three independent members, as independence is defined under the rules of the New York Stock Exchange.

   In connection with the fiscal 2001 financial statements, the Audit and Finance Committee reviewed and discussed the audited financial statements with management. The Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees", and, with and without management present, discussed and reviewed the results of KPMG's audit of the financial statements.

   Additionally, the Committee obtained from KPMG the written disclosures and the letter required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees", and has discussed with KPMG any relationships that may affect their objectivity. The Audit and Finance Committee has considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG's independence.

   Based upon these reviews and discussions, the Audit and Finance Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Midas, Inc. Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

                                          THE AUDIT AND FINANCE COMMITTEE

                                          Jarobin Gilbert, Jr., Chairman
                                          Thomas L. Bindley
                                          Robert R. Schoeberl

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth the beneficial ownership of Midas common stock on March 1, 2002 by each director of Midas, by each executive officer who is named in the summary compensation table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the common stock based on the 14,964,050 shares outstanding on March 1, 2002 by each person known by Midas to be the beneficial owner of more than 5% of the common stock. Each of the following persons has sole voting and investment power with respect to the shares of common stock shown unless otherwise indicated. Where not indicated, addresses shall be that of Midas' principal executive office.

                                                     Amount and
                                                      Nature of
                                                     Beneficial    Percent
    Name                                            Ownership (a)  Of Class
    ----                                            -------------  --------
    Herbert M. Baum................................       3,353       *
    Thomas L. Bindley..............................      11,915       *
    Archie R. Dykes................................       4,941       *
    Jarobin Gilbert, Jr............................       2,471       *
    Wendel H. Province.............................     497,349      3.3%
    Robert R. Schoeberl............................       2,000       *
    Carl R. Daniels, Jr............................       4,000       *
    Ronald J. McEvoy...............................     154,941      1.0%
    Steven D. Shaneyfelt...........................      25,000       *
    Gary B. Vonk...................................      80,000       *
    All Directors and Executive Officers as a Group
      (15 persons).................................     896,906(b)   5.8%
    Dimensional Fund Advisors, Inc.
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401.......................     976,800(c)   6.5%
    Mario J. Gabelli
      c/o Gabelli Asset Management, Inc.
      One Corporate Center
      Rye, NY 10580................................     944,500(d)   6.3%
    New Valley Corporation
      100 S.E. Second Street, 32nd Floor
      Miami, FL 33131..............................     824,900(e)   5.5%
    Private Capital Management
      8889 Pelican Bay Blvd., Suite 500
      Naples, FL 34108.............................   1,806,287(f)  12.1%

--------
*  Less than 1%.

(a) Includes shares which the named director or executive officer has the right to acquire prior to or on April 30, 2002 through the exercise of stock options as follows: Mr. Baum, 2,000 shares; Mr. Bindley, 2,000 shares; Dr. Dykes, 2,000 shares; Mr. Gilbert, 2,000 shares; Mr. Province, 259,000 shares; Mr. Schoeberl, 2,000 shares; Mr. Daniels, 4,000 shares; Mr. McEvoy, 118,000 shares; Mr. Shaneyfelt, 10,000 shares; and Mr. Vonk, 20,000 shares.

(b) The number of shares shown as beneficially owned include 487,756 shares which the directors and executive officers have the right to acquire prior to or on April 30, 2002 through the exercise of stock options, 376,438 shares subject to possible forfeiture under outstanding restricted stock awards, and 8,143 shares representing the vested beneficial interest of such persons under Midas' Retirement Savings Plan.

(c) Based upon a Schedule 13G filed on February 12, 2002, Dimensional Fund Advisors, Inc., a registered investment adviser that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts, possesses sole dispositive and voting power as to all reported shares.

(d) Based upon a Schedule 13D/A filed on November 2, 2001 by Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer, of such reported shares: (i) 340,000 shares are held of record by Gabelli Funds, LLC; (ii) 600,500 shares are held of record by Gamco Investors, Inc.; and (iii) 4,000 shares are held of record by Gabelli Advisors, Inc. Each of these funds has sole voting and dispositive power with respect to the shares held of record by such fund.

(e) Based upon a Schedule 13D filed on September 28, 2001, New Valley Corporation has sole dispositive and voting power as to all reported shares.

(f) Based upon a Schedule 13G filed on February 15, 2002, Private Capital Management, a registered investment adviser, has shared dispositive and voting power with Bruce S. Sherman and Gregg J. Powers, the CEO and President, respectively, of Private Capital Management, as to all reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the common stock to file with the Securities and Exchange Commission (''SEC'') initial reports of beneficial ownership and reports of changes in ownership of common stock. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

   To Midas' knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended December 29, 2001, its directors, executive officers and ten percent shareholders complied with all applicable
Section 16(a) filing requirements.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table shows annual and long-term compensation for Midas' Chief Executive Officer and the four other most highly compensated executive officers of Midas serving at the end of fiscal 2001.

                          Summary Compensation Table

                                                                    Long-Term Compensation
                                    Annual Compensation                     Awards
                         --------------------------------------    -------------------------
                                                                    Restricted                All Other
Name and                 Fiscal                     Other Annual      Stock     Options/SARs Compensation
Principal Position        Year  Salary($) Bonus($) Compensation($) Awards($)(a)     (#)         ($)(b)
------------------       ------ --------- -------- --------------- ------------ ------------ ------------
Wendel H. Province        2001   600,000        0      341,444(c)     400,400     100,000      440,276(d)
Chairman and CEO          2000   600,000        0      340,795      2,293,750      45,000       36,000
                          1999   550,000        0      273,001             --      60,000       78,600

Gary B. Vonk (e)          2001   306,945  100,000      144,989(f)     742,700     150,000      169,793(g)
Executive Vice
President and Chief
Operating Officer

Ronald J. McEvoy          2001   275,000  100,000      112,697(h)          --      25,000       53,500(i)
Executive Vice
President and             2000   275,000  200,000      111,902(h)          --      15,000       25,980(i)
Chief Information
Officer                   1999   275,000        0      395,625             --      25,000       22,500

Carl R. Daniels, Jr. (j)  2001   225,000        0       22,425(k)          --      40,000      157,037(l)
Senior Vice
President, Logistics      2000   207,102        0       19,639(k)          --      55,000      164,801(l)

Steven D. Shaneyfelt
(m) Senior Vice           2001   230,000        0       22,306(n)     150,150      55,000       72,636(o)
President,
Merchandising, and
President, PWI            2000   128,068        0       11,997(n)          --      50,000      157,572(o)

--------
(a) The number of shares of restricted common stock and their market value held by Messrs. Province, Vonk, McEvoy, Daniels and Shaneyfelt at December 29, 2001, were as follows: Mr. Province, 231,892 shares ($2,689,947); Mr. Vonk, 60,000 shares ($696,000); Mr. McEvoy, 36,364 shares ($421,882); Mr.
    Daniels, 0 shares; and Mr. Shaneyfelt, 15,000 shares ($174,000). All of these shares of restricted stock have vested, except for the following: (i) 15,000 shares held by Mr. Shaneyfelt, which vest 3,750 shares each on November 8, 2002, 2003, 2004 and 2005; (ii) 30,000 shares held by Mr. Vonk which vest 10,000 shares each on January 22, 2003, 2004 and 2005; (iii) 20,000 shares held by Mr. Vonk which vest 5,000 shares each on November 8, 2002, 2003, 2004 and 2005; (iv) 50,000 shares held by Mr. Province which vest 25,000 shares each on February 8, 2003 and 2004; and (v) 40,000 shares held by Mr. Province which vest 10,000 shares each on November 8, 2002, 2003, 2004 and 2005. Dividends are paid on restricted stock at the times and in the same amounts as dividends paid to all shareholders.

(b) Unless otherwise stated, the amounts shown for All Other Compensation in 2001 are company matching contributions under qualified and/or non-qualified defined contribution plans.

(c) Includes interest expense of $268,096 in connection with the loan made by Midas to Mr. Province to allow Mr. Province to acquire restricted stock pursuant to Midas' executive stock ownership guidelines, which interest Midas has agreed to forgive during the period of Mr. Province's employment.

(d) Includes a $268,185 retention award and $120,000 for repurchased stock options.

(e) Mr. Vonk joined Midas in January, 2001.

(f) Includes $115,924 in club membership fees and dues.

(g) Includes $101,377 in relocation related expenses and a $50,000 signing bonus.

(h) Includes interest expense of $85,792 in 2001 and $86,027 in 2000 in connection with the loan made by Midas to Mr. McEvoy to allow Mr. McEvoy to acquire restricted stock pursuant to Midas' executive stock ownership guidelines, which interest Midas has agreed to forgive during the period of Mr. McEvoy's employment.

(i) Includes $25,000 for repurchased stock options in 2001 and $9,480 in relocation related expenses in 2000.

(j) Mr. Daniels joined Midas in January, 2000.

(k) Includes an $18,600 car allowance for 2001 and a $15,125 car allowance for 2000.

(l) Includes a $94,703 retention award, $35,000 for repurchased stock options and $8,152 in relocation related expenses in 2001 and $104,674 in relocation related expenses and a $45,000 signing bonus in 2000.

(m) Mr. Shaneyfelt joined Midas in June, 2000.

(n) Includes an $18,600 car allowance for 2001 and a $10,075 car allowance for 2000.

(o) Includes a $50,251 retention award and $6,170 in relocation related expenses in 2001 and $119,888 in relocation related expenses and a $30,000 signing bonus in 2000.

Option Grants in Fiscal 2001

   The following table shows, for each of the executive officers named in the summary compensation table, options to purchase common stock of Midas granted during fiscal 2001. No stock appreciation rights were granted during 2001.

                                                                Potential Realizable Value
                                                                 at Assumed Annual Rates
                      Number of  % of Total                           of Stock Price
                     Securities   Options                        Appreciation for Option
                     Underlying  Granted to Exercise                     Term (b)
                       Options   Employees   Price   Expiration --------------------------
Name                 Granted (a)  In 2001    ($/Sh)     Date       5% ($)       10% ($)
----                 ----------- ---------- -------- ----------   --------    ----------
Wendel H. Province..   100,000      14.2%    10.01    11/8/11   $629,500     $1,595,300
Gary B. Vonk........   100,000      14.2%    14.56    1/22/11   $915,700     $2,320,500
                        50,000       7.1%    10.01    11/8/11   $314,800     $  797,700
Ronald J. McEvoy....    25,000       3.6%    10.01    11/8/11   $157,400     $  398,800
Carl R. Daniels, Jr.    40,000       5.7%    10.01    11/8/11   $251,800     $  638,100
Steven D. Shaneyfelt    20,000       2.8%    15.25    5/17/11   $191,800     $  486,100
                        35,000       5.0%    10.01    11/8/11   $220,300     $  558,400

--------
(a) Each option was granted with an exercise price equal to the fair market value of the common stock on the date of grant. Options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or in certain cases will be settled in cash by Midas.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of common stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

   The following table shows information with respect to the executive officers named in the summary compensation table regarding the exercise of options to purchase common stock during fiscal 2001 and unexercised options held as of December 29, 2001.

                                             Number of Securities
                        Shares              Underlying Unexercised     Value of Unexercised
                       Acquired    Value        Options Held at       In-the-Money Options at
                          On      Realized   December 29, 2001 (#)   December 29, 2001 ($) (a)
Name                 Exercise (#)   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                 ------------ -------- ------------------------- -------------------------
Wendel H. Province..     None        --         259,000/136,000              0/159,000
Gary B. Vonk........     None        --               0/150,000               0/79,500
Ronald J. McEvoy....     None        --          118,000/47,000               0/39,750
Carl R. Daniels, Jr.     None        --            4,000/56,000               0/63,600
Steven D. Shaneyfelt     None        --           10,000/95,000               0/55,650

--------
(a) Based on the closing price of the common stock ($11.60) on December 28, 2001, as reported for New York Stock Exchange Composite Transactions.

Pension Plans

   Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989-1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement.

   The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service.

                           Projected Annual Pension

                                 Years of Credited Service (b)
                     -         ----------------------------------
                  Covered                                   20
              Compensation (a)    5       10       15    or more
              ---------------- ------- -------- -------- --------
                $  300,000.... $15,000 $ 30,000 $ 45,000 $ 60,000
                   400,000....  20,000   40,000   60,000   80,000
                   500,000....  25,000   50,000   75,000  100,000
                   600,000....  30,000   60,000   90,000  120,000
                   700,000....  35,000   70,000  105,000  140,000
                   800,000....  40,000   80,000  120,000  160,000
                   900,000....  45,000   90,000  135,000  180,000
                 1,000,000....  50,000  100,000  150,000  200,000
                 1,100,000....  55,000  110,000  165,000  220,000
                 1,200,000....  60,000  120,000  180,000  240,000

--------
(a) Covered compensation includes salary and bonus, as shown in the summary compensation table, averaged over the five consecutive years in which such compensation is the highest.

(b) As of December 29, 2001, Messrs. Province, Vonk, McEvoy, Daniels and Shaneyfelt had 4, 0, 3, 1 and 1 years of credited service, respectively.

Change in Control and Other Agreements with Named Executive Officers

   Midas has entered into Change in Control Agreements (the ''Change in Control Agreements'') with Messrs. Province, Vonk, McEvoy, Daniels, Shaneyfelt and certain other officers of Midas. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

   For purposes of the Change in Control Agreements, a ''change in control'' includes (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas' assets, other than a transaction in which the beneficial owners of the common stock prior to the transaction own at least two-thirds of the voting securities of the corporation resulting from such transaction, no person owns 25% or more of the voting securities of the corporation resulting from such transaction and the members of the Midas Board constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction, (ii) the consummation of a plan of complete liquidation or dissolution of Midas, (iii) the acquisition by any person or group of 25% or more of Midas' voting securities, or (iv) persons who were directors of Midas on January 30, 1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

   Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other ''good reason'' as defined in the Change in Control Agreements. The principal benefits to be provided to officers under the Change in Control Agreements are
(i) a lump sum payment equal to three years' compensation (base salary and incentive compensation), and (ii) continued participation in Midas' employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a ''parachute payment'' as defined in the Internal Revenue Code (the ''Code'') and subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

   In 2001, the Board approved an amendment to the Change in Control Agreements for those officers who are currently participating in Midas' Executive Stock Ownership Program (including Messrs. Province and McEvoy). The amendment provides that, in the event of a qualifying employment termination, in addition to the benefits described above, Midas would agree to forgive the officer's obligation to repay to Midas the amount, if any, by which (i) the outstanding principal balance under the promissory note executed by the officer in favor of Midas in 1999 pursuant to the Company's Executive Stock Ownership Program exceeds (ii) the market value of the shares of Midas common stock purchased by the officer pursuant to the note, as determined at the time of the qualifying employment termination. It was the Board's determination that this amendment is consistent with the original intention of the Change in Control Agreements to ensure the stability and continuity of management in the event of any such possible change in control.

   The Change in Control Agreements are not employment agreements, and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his employment.

Certain Relationships and Related Party Transactions

   In February 2001, Midas purchased from Mr. Province outstanding out-of-the-money options to purchase 120,000 shares of common stock at a price of $1.00 per option, for an aggregate purchase price of $120,000. See "Report of the Compensation Committee" below.

Indebtedness of Management

   In connection with Midas' executive stock ownership guidelines, Messrs. McEvoy, Province and Warzecha are indebted to Midas solely for the purpose of purchasing shares of common stock. Each borrower is an executive officer of Midas, and Mr. Province is also Chairman of the Board. Each loan bears interest at 6% per annum and has a four-year term that is accelerated to no later than one month after a termination of employment. Midas has agreed to waive interest that accrues while the borrower is employed by Midas. The following represents the largest loan amounts outstanding for these individuals since the beginning of fiscal year 2001: Mr. Province--$2,499,992 (113,636 shares); Mr. McEvoy--$800,009 (36,364 shares); and Mr. Warzecha--$400,004 (18,182 shares).
These amounts also represent each individual's respective outstanding loan balance as of March 22, 2002.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is comprised of three independent directors. The Committee approves the compensation for the executive officers of Midas named in the Summary Compensation Table and other executive officers, except that the Committee reviews and recommends to the Board of Directors for its approval the compensation of Mr. Province. The Committee's responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan, and reviewing salary policy for all salaried employees.

   Actual and potential awards, as well as performance criteria vary in proportion to each executive officer's accountability and responsibility for the performance of the Company with respect to policy making and execution. Midas' salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. Midas' programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The Annual Incentive Compensation Plan focuses on continuous improvement in annual financial performance. The Stock Incentive Plan is designed to reward creation of shareholder value over the longer term.

   The Committee, with the assistance of independent compensation consultants, periodically assesses the consistency of Midas' executive compensation programs with the Committee's guidelines, the Company's business strategy and general market practices. The consultant's review is based on a competitive analysis of Midas' compensation practices compared to a group of domestic companies of similar size, and engaged in similar lines of business. While not identical to the peer group of companies used in the Performance Graph contained in this Proxy Statement, this comparator group includes those competitors with whom Midas competes for similar executive talent. This periodic review process is again underway for 2002, and the Committee is satisfied that the executive compensation program is consistent with the stated policy. For the 2001 fiscal year, executive compensation was comprised of base salary, recruitment related expenses, retention awards and guaranteed bonuses, as well as restricted stock and stock options under the Stock Incentive Plan.

   Base Salary

   Base salary ranges for executive officers, as well as all salaried employees of Midas, are determined pursuant to a widely-used job evaluation system, which the Company has had in place for some time. However, salary ranges are not based exclusively on a formula; rather, the salary ranges are derived from each position's required skills and responsibilities as compared to the average salary level of like positions within comparable companies provided through various relevant independently generated databases. For the named executive officers, the databases included the group of comparator companies referenced above.

   While Midas generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary ranges, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, individual performance, experience and longer term potential. The Committee approves salary actions for twenty-six key executive positions.

   The performance of each executive officer is evaluated annually following the close of the fiscal year so each executive's performance can be assessed within the context of Midas' financial performance for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive's management skills and experiences, and the individual contribution to the performance and profitability of the Company. Base salary adjustments for executives during 2001 averaged less than 4%, and base salary adjustments for the executive officers named in the Summary Compensation Table will average less than 4% for 2002.

   CEO Compensation

   Mr. Province's salary was originally established pursuant to an offer of employment just prior to the spin-off of Midas from Whitman Corporation in 1998 and was consistent with what was deemed necessary and appropriate to attract and retain a proven executive to assume the position of Chairman and Chief Executive Officer. In Midas' third year as a public company, the Committee determined that Mr. Province's base salary of $600,000 would remain unchanged for 2001. Furthermore, Mr. Province did not receive any incentive awards for 2001. However, he did receive a $268,185 retention award in 2001. Mr. Province was granted 40,000 shares of restricted stock and 100,000 options to purchase Midas' common stock on November 8, 2001. He also received $120,000 for repurchased stock options in April 2001.

   Annual Incentives

   The executive officers named in the Summary Compensation Table, together with twenty-one additional executives, participate in the Annual Incentive Plan. The Committee administers the Annual Incentive Plan. The Committee has the power to extend, amend or terminate the Annual Incentive Plan and to approve or modify the incentive formula, performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Plan are proportionate to each participant's accountability for the business plans of Midas and are expressed as a percentage of base salary. During 2001, the amount of incentive compensation for any participant in the Annual Incentive Plan was 60% dependent on the Company's operating income performance relative to pre-established targets and 40% dependent on the attainment of such participant's individual objectives. The Company paid no incentive awards to named executive officers for the 2001 plan year, except for Messrs. McEvoy and Vonk, whose bonuses were guaranteed when they were hired. The Company paid retention awards to Messrs. Province, Daniels and Shaneyfelt in 2001.

   Stock-Based Long-Term Incentives

   Midas directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options to its executives. General stock option grant guidelines have been established based on competitive practices of similarly-situated general industry and other specialty retail companies, the executive's position, and the ability to influence longer-term operating performance. In making grants of stock options, the Committee considers the performance of the Company since the last grant, the level of stock options previously granted to the executive, and the performance of the executive.

   Midas' Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. On November 8, 2001, the Committee approved a grant of options to purchase shares for Messrs. Province (100,000 shares), Vonk (50,000 shares), McEvoy (25,000 shares), Daniels (40,000 shares), and Shaneyfelt (35,000 shares). Options granted to the Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over five years to encourage retention of executives. The Stock Incentive Plan provides executives of Midas with a significant interest in the creation of shareholder value through long-term growth in the price of common stock.

   The Committee believes that direct ownership of Midas stock serves to further align executive interests with that of shareholders. Accordingly, in 1999, members of senior management, including the CEO, were called upon to acquire Midas shares in an amount equal to multiples of their base salary. During 1999, to facilitate the purchase of Midas stock, the Company provided loans to certain executives.

   In February 2001, the Board of Directors authorized Midas to extend a cash settlement offer for no more than $1.00 per option share for certain outstanding out-of-the-money options from certain of the named executive officers and other employees. As a result of this option buy-back program, the Company re-acquired a total of 487,500 options from sixteen employees for an aggregate repurchase price of $487,500.

   The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. Tax deductibility is one criterion the Committee considers when establishing compensation programs and strategy. The Stock Incentive Plan is structured with the intention that the compensation payable pursuant to this plan would qualify as ''performance based'' compensation, which is not subject to the $1 million deductibility limit under Section 162(m).

   The compensation paid to Mr. Province in 2001 exceeded the deductibility limit of Section 162(m), and that portion, which is over the limit, is not expected to be tax deductible. It was the view of the Committee and the full Board that the benefits of ensuring the continued services of Mr. Province outweighed the Company's ability to obtain a tax deduction for the amount concerned.

                                          THE COMPENSATION COMMITTEE

                                          Archie R. Dykes, Chairman
                                          Herbert M. Baum
                                          Jarobin Gilbert, Jr.

                               PERFORMANCE GRAPH

   The following performance graph compares Midas' cumulative total shareholder return on the common stock from January 30, 1998 (the date of the Distribution) to December 29, 2001 with the cumulative total return of Standard & Poor's 500 Stock Index (''S&P 500'') and the Standard & Poor's 1,500 Specialty Retail Index (''Peer Group''), neither of which includes Midas. The companies in the Peer Group include AutoZone, lnc., Pep Boys, Staples, Inc., and Toys "R" Us, Inc. These comparisons assume an initial investment of $100 and the reinvestment of dividends.




                                    [CHART]



                         1/30/98 12/26/98 1/1/00 12/30/00 12/29/01
              ----------------------------------------------------
              Midas      100.00   199.2   136.8    75.0     73.4
              ----------------------------------------------------
              S&P 500    100.00   125.1   149.9   134.7    118.4
              ----------------------------------------------------
              Peer Group 100.00   144.9   109.4    80.4    145.4

                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in Midas' proxy materials for the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than November 28, 2002. In addition, regardless of whether a shareholder proposal is set forth in the notice of annual meeting to a proxy statement as a matter to be considered by shareholders, Midas' Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2002 annual meeting may consider a proposal or nomination brought by a shareholder of record on March 22, 2002, who is entitled to vote at the 2002 annual meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2002 annual meeting must have been received by the Corporate Secretary after the close of business on February 9, 2002 and prior to the close of business on March 1, 2002. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 2002 annual meeting. The 2003 annual meeting is expected to be held on May 8, 2003. A shareholder proposal or nomination intended to be brought before the 2003 annual meeting must be received by the Corporate Secretary after the close of business on February 8, 2003, and prior to the close of business on February 28, 2003. All proposals and nominations should be addressed to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, Attention: Corporate Secretary.

                                    GENERAL

   Midas will bear the entire cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail, and may be solicited personally by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of common stock. Midas has also engaged Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of approximately $6,500, plus reimbursement for out-of-pocket expenses.

   We have included a copy of Midas' 2001 Annual Report on Form 10-K without exhibits to Shareholders with this proxy statement.

   A copy of Exhibits to the Annual Report on Form 10-K may be obtained upon written request to Midas, Inc., 1300 Arlington Heights Road, ltasca, Illinois 60143, Attention: Corporate Secretary. A reasonable charge will be made for requested exhibits.

                                          By Order of the Board of Directors
                                          Alvin K. Marr
                                          Corporate Secretary

Chicago, Illinois
March 28, 2002

--------------------------------------------------------------------------------

P R O X Y

                               COMMON STOCK PROXY

                                   Midas, Inc.
                           1300 Arlington Heights Road
                             Itasca, Illinois 60143

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William M. Guzik and Alvin K. Marr, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 9, 2002, and at any adjournment thereof as specified on reverse side.



Election of Directors, Nominees:                  (change of address)

1. Thomas L. Bindley                   -----------------------------------------
2. Robert R. Schoeberl
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


                           (continued on reverse side)

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                     ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://ww.econsent.com/mds.

--------------------------------------------------------------------------------

      Please mark your                                                      2432
[X]   votes as in
      this example.

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposals 1 , 2 and 3. This proxy revokes any proxy previously given.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                 FOR    WITHHELD   2. Proposal to ratify       FOR AGAINST  ABSTAIN  3. Proposal to approve   FOR   AGAINST  ABSTAIN
                                      the appointment of                                the Midas, Inc.
1. Election of   [_]      [_]         KPMG LLP as the          [_]   [_]      [_]       Directors' Deferred   [_]     [_]      [_]
   Directors.                         independent auditors                              Compensation Plan
                                      of Midas, Inc. for the
For, except vote withheld             fiscal year ending
from the following nominee(s):        December 28, 2002.

------------------------------

                                                                                        In their discretion upon other business as
                                                                                        may properly be brought before the meeting.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        If you plan to attend the Annual        [_]
                                                                                        meeting, please check the box and an
                                                                                        admittance card will be mailed to you.

                                                                                                              Change of         [_]
                                                                                                              address on
                                                                                                              reverse side

                                                                                        IMPORTANT: Please sign exactly as your
                                                                                        name(s) appear to the left. Joint owners
                                                                                        should each sign personally. If you sign
                                                                                        as agent or any other capacity, please state
                                                                                        the capacity in which you sign.

                                                                                        --------------------------------------------


                                                                                        --------------------------------------------
                                                                                         SIGNATURE(S)                       DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


Dear Shareholder:

Midas, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

To vote your shares by telephone or Internet, you must use the control number printed on your proxy card. The series of numbers that appear in the box above must be used to access the system.

1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week

2.   To vote over the Internet: Go to the website http://www.eproxyvote.com/mds

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.